Exhibit 99.6

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by New Fortress Energy LLC on Form S-1 and each related Prospectus and each further amendments or supplements thereto.

Dated: January 14, 2019	/s/ Katherine E. Wanner
Name: Katherine E. Wanner